10F-3 REPORT

                            MANAGED MUNICIPALS
                              PORTFOLIO INC.

                     June 1, 2002 through December 31, 2002

              	       Trade                     Purchase          % of
Issuer        	       Date    	Selling Dealer   Amount     Price  Issue(1)



Oregon State Department 5/16/02  Morgan Stanley $4,895,000 $98.399 3.56% A
 Transportation Highway
 Usertax Revenue A
 5.125% due 11/15/23

Memphis-Shelby TN Sports5/16/02  Goldman Sachs   6,420,000  98.844 14.41 B
 Authority Arena PJ A
 5.125% due 11/1/21

New York NY GO Series D 5/23/02	 Paine Webber  	10,000,000  96.625  4.92 C
 1st Series
 5.750% due 2/1/20

Metropolitan Washington DC 5/23/02 Lehman Brothers
 Airport Authority System
 Series A
 5.125% due 10/1/22  				 5,355,000  97.830
 5.125% due 10/1/26				 6,000,000  96.687
						-----------
		        			11,355,000           5.11

Palm Beach County FL     5/23/02 Paine Webber  	10,000,000  96.661   6.20
 School Board Series C
 5.000% due 8/1/27

Maine Housing Authority  5/23/02 Bear Stearns  	 2,500,000 100.000  11.27
 Mortgage Purchase Series C
 5.300% due 11/15/23


Metropolitan Transportation 6/5/02 Lehman Brothers 30,000,000 97.518 7.19 D
 Authority NY Services
 Contract Series A
 5.125% due 1/1/24


Metropolitan Pier & Expo 6/14/02 Samuel A. Ramirez Inc. 10,000,000 95.482 1.87 E
 Authority IL
 5.000% due 12/15/28

Massachusetts State GO   6/21/02 Paine Webber  	25,000,000  99.699  5.31 F
 Construction LN Series C
 5.250% due 11/1/30






(1) Represents purchases by all affiliated funds; may not exceed
    25% of the principal amount of the offering.




A - Includes purchases of $3,950,000 by other Smith Barney Mutual Funds. B - Includes purchases of $9,915,000 by other Smith Barney Mutual Funds. C - Includes purchases of $14,600,000 by other Smith Barney Mutual Funds. D - Includes purchases of $35,900,000 by other Smith Barney Mutual Funds. E - Includes purchases of $10,250,000 by other Smith Barney Mutual Funds. F - Includes purchases of $72,000,000 by other Smith Barney Mutual Funds.